Exhibit 21.1

Subsidiaries

Amici Enterprises, LLC (a Texas limited liability company)(“AEL”)(80% owned by Great American Food Chain, Inc. (the “Company”)

•	AEL owns 100% of Amici Restaurant Holdings, LLC (“Amici Holdings”)(a Texas limited liability company)

▪	Amici Holdings owns 100% of Madison GA Acquisitions, LLC (a Georgia limited liability company)

▪	Amici Holdings owns 100% of Covington Acquisitions, LLC (a Georgia limited liability company)

•	AEL owns 100% of Amici Franchising, LLC (a Texas limited liability company)

•	AEL owns 100% of Amici Management, LLC (a Georgia limited liability company)

YTG Enterprises, LLC (a Texas limited liability company)(“YTG”)(80% owned by the Company)

•	YTG owns 100% of Y2G Belt Line, LLC (a Texas limited liability company)

Kokopelli Franchise Company, LLC (an Arizona limited liability company)(“KFC”)(90% owned by the Company)

•	KFC owns 100% of Kokopelli Marketing, LLC (an Arizona limited liability company)

1600 Main, Inc. (a Texas corporation)(100% owned by the Company)